Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kyndryl Holdings, Inc. of our report dated June 22, 2021 relating to the financial statements and financial statement schedule, which appears in Amendment No. 1 to the Registration Statement on Form 10 of Kyndryl Holdings, Inc.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 21, 2021